                                                                    EXHIBIT 25-a
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM T-1

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                               ----------------

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) [_]

                                  COMPASS BANK
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

      ALABAMA BANKING CORPORATION                      63-0476286
   (JURISDICTION OF INCORPORATION OR      (I.R.S. EMPLOYER IDENTIFICATION NO.)
  ORGANIZATION IF NOT A U.S. NATIONAL
                 BANK)

    15 SOUTH 20TH STREET
    BIRMINGHAM, ALABAMA                                  35233
(ADDRESS OF PRINCIPAL EXECUTIVE                        (ZIP CODE)
          OFFICES)

                        JERRY W. POWELL, GENERAL COUNSEL
                                  COMPASS BANK
                              15 SOUTH 20TH STREET
                           BIRMINGHAM, ALABAMA 35233
                                 (205) 933-3645
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                               ----------------

                       BELLSOUTH TELECOMMUNICATIONS, INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

                GEORGIA                                58-0436120
    (STATE OR OTHER JURISDICTION OF       (I.R.S. EMPLOYER IDENTIFICATION NO.)
     INCORPORATION OR ORGANIZATION)

      675 WEST PEACHTREE ST., N.E.
           ATLANTA, GEORGIA                               30375
    (ADDRESS OF PRINCIPAL EXECUTIVE                     (ZIP CODE)
                OFFICES)

                               ----------------

                                DEBT SECURITIES
                      (TITLE OF THE INDENTURE SECURITIES)

================================================================================

                                    GENERAL

ITEM 1. GENERAL INFORMATION.

  (a) Name and address of each examining or supervising authority to which it is subject.

        Alabama State Banking Department
        101 South Union Street
        Montgomery, Alabama

        Federal Deposit Insurance Corporation
        Washington, DC

        Board of Governors of the Federal Reserve System
        Washington, DC

        Federal Reserve Bank of Atlanta, Georgia
        104 Marietta St., N.W.
        Atlanta, Georgia

  (b)   Whether it is authorized to exercise corporate trust powers.

        Yes.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.

  None.

ITEM 3. VOTING SECURITIES OF THE TRUSTEE.

  Not Applicable.

ITEM 4. TRUSTEESHIPS UNDER OTHER INDENTURES.

  Not applicable.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

  Not applicable.

ITEM 6. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

  Not applicable.

ITEM 7. VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
        OFFICIALS.

  Not applicable.

ITEM 8. SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

  Not applicable.

ITEM 9. SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

  Not applicable.

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

  Not applicable.

ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

  Not applicable.

ITEM 12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

  Not applicable.

ITEM 13. DEFAULTS BY THE OBLIGOR.

  (a) Whether there is or has been a default with respect to the securities under this indenture.

         There is not and has not been any such default.

  (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series.

         There has not been any such default.

ITEM 14. AFFILIATIONS WITH THE UNDERWRITERS.

  Not applicable.

ITEM 15. FOREIGN TRUSTEE.

  Not applicable.

ITEM 16. LIST OF EXHIBITS.

  The additional exhibits listed below are filed herewith: exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 and Rule 24 of the Commission's Rules of Practice.

 EXHIBIT
 NUMBER
 -------
   1     --Restated Certificate of Incorporation. (Exhibit 1 to Form T-1,
           Registration No. 33-60351).
   2     --Certificate from the Alabama Superintendent of Banks for the Trustee to conduct business. (Exhibit 2 to Form T-1, Registration
           No. 22-21323).
   3     --Approval of the Alabama Superintendent of Banks for the Trustee to
           exercise trust powers. (Exhibit 3 to Form T-1, Registration
           No. 22-21323).
   4     --Bylaws of the Trustee. (Exhibit 4 to Form T-1, Registration No.
           22-21323).
   5     --Not applicable.
   6     --Consent of the Trustee required by Section 321(b) of the Trust
           Indenture Act of 1939, as amended.
   7     --Latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on December 31, 1995.
   8     --Not applicable.
   9     --Not applicable.

                                   SIGNATURE

  Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Compass Bank, an Alabama banking corporation, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Birmingham and the State of Alabama, on the 1st day of February, 1996.

                                          Compass Bank

                                                  /s/ Roger LaCharite
                                          By __________________________________
                                                      ROGER LACHARITE
                                             VICE PRESIDENT AND TRUST OFFICER

                                   EXHIBIT 6

                                                                       EXHIBIT 6

                               CONSENT OF TRUSTEE

  Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of Debt Securities by BellSouth Telecommunications, Inc., we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                          Compass Bank

                                                  /s/ Roger LaCharite
                                          By __________________________________
                                                    ROGER LACHARITE
                                             VICE PRESIDENT AND TRUST OFFICER

Dated: February 1, 1996

                                   EXHIBIT 7

COMPASS BANK                                                      ST-BK: 01-0305
P.O. BOX 10566                                                        FFIEC: 032
BIRMINGHAM, AL 35296-5233                                            CERT: 19048
CALL DATE: 12/31/95

            CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1995

  ALL SCHEDULES ARE TO BE REPORTED IN THOUSANDS OF DOLLARS. UNLESS OTHERWISE
     INDICATED, REPORT THE AMOUNT OUTSTANDING AS OF THE LAST BUSINESS DAY
                                OF THE QUARTER.

SCHEDULE RC--BALANCE SHEET

                                                                     (DOLLAR AMOUNTS
                                                                      IN THOUSANDS)
                           ASSETS
                                                                      RCON
                                                                      ----
 1. Cash and balances due from depository institutions (from
    Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1)...       0081    342,052
    b. Interest-bearing balances(2)............................       0071          0
 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column
       A)......................................................       1754    420,908
    b. Available-for-sale securities (from Schedule RC-B,
       column D)...............................................       1773  1,157,415
 3. Federal funds sold and securities purchased under agree-
    ments to resell:
    a. Federal funds sold......................................       0276    217,075
    b. Securities purchased under agreements to resell.........       0277     32,946
 4. Loans and lease financing receivables:
                                                RCON
                                                ----
    a. Loans and leases, net of unearned income
       (from Schedule RC-C).................... 2122  3,859,005
    b. LESS: Allowance for loan and lease
       losses.................................. 3123     74,759
    c. LESS: Allocated transfer risk reserve... 3128          0
                                                                      RCON
                                                                      ----
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)....................       2125  3,784,246
 5. Trading assets (from Schedule RC-D)........................       3545    105,189
 6. Premises and fixed assets (including capitalized leases)...       2145    113,836
 7. Other real estate owned (from Schedule RC-M)...............       2150      5,948
 8. Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).............................       2130          0
 9. Customers' liability to this bank on acceptances outstand-
    ing........................................................       2155        872
10. Intangible assets (from Schedule RC-M).....................       2143      2,154
11. Other assets (from Schedule RC-F)..........................       2160     81,126
12. Total assets (sum of items 1 through 11)...................       2170  6,263,767

--------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

                                                                                      (DOLLAR AMOUNTS
                                                                                        IN THOUSANDS)
                         LIABILITIES
                                                                                     RCON
                                                                                     -----
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E).........................................................  2200      4,025,100
                                                            RCON
                                                            ----
       (1) Noninterest-bearing(1).......................... 6631      775,335
       (2) Interest-bearing................................ 6636    3,249,765
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs........................................................................
       (1) Noninterest-bearing.....................................................
       (2) Interest-bearing........................................................
                                                                                     RCON
                                                                                     ----
14. Federal funds purchased and securities sold under agree-
    ments to repurchase:
    a. Federal funds purchased.....................................................  0278        891,626
    b. Securities sold under agreements to repurchase..............................  0279        373,600
15. a. Demand notes issued to the U.S. Treasury....................................  2840         19,112
    b. Trading liabilities (from Schedule RC-D)....................................  3548         27,901
16. Other borrowed money:
    a. With original maturity of one year or less..................................  2332          9,356
    b. With original maturity of more than one year................................  2333        456,000
17. Mortgage indebtedness and obligations under capitalized
    leases.........................................................................  2910              0
18. Bank's liability on acceptances executed and outstanding.......................  2920            872
19. Subordinated notes and debentures..............................................  3200              0
20. Other liabilities (from Schedule RC-G).........................................  2930         41,733
21. Total liabilities (sum of items 13 through 20).................................  2948      5,845,300
22. Limited-life preferred stock and related surplus...............................  3282              0
                        EQUITY CAPITAL
                                                                                     RCON
                                                                                     ----
23. Perpetual preferred stock and related surplus..................................  3838              0
24. Common stock...................................................................  3230          1,011
25. Surplus (exclude all surplus related to preferred stock).......................  3839         41,468
26. a. Undivided profits and capital reserves......................................  3632        368,881
    b. Net unrealized holding gains (losses) on available-for-
       sale securities.............................................................  8434          7,107
27. Cumulative foriegn currency translation adjustments............................
28. Total equity capital (sum of items 23 through 27)..............................  3210        418,467
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)..........................................  3300      6,263,767

--------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

                                                                       RCON NUMBER
                                                                       ---- ------
                                  MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
1. Indicate in the box at the right the number of the statement be-
   low that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1994..............................................  6724  N/A

--------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank.

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately).

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority).

4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority).

5 = Review of the bank's financial statements by external auditors.

6 = Compilation of the bank's financial statements by external auditors.

7 = Other audit procedures (excluding tax preparation work).

8 = No external audit work.

                                      10